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                                                                    EXHIBIT 10.2

                             RF MICRO DEVICES, INC.
                             STOCK OPTION AGREEMENT

                                   PURSUANT TO

                             RF MICRO DEVICES, INC.
                             1992 STOCK OPTION PLAN


         THIS RF MICRO DEVICES, INC. STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of ______ __, 199_, by and between RF Micro Devices, Inc., a North Carolina corporation (the "Corporation") and ______ ______, an employee of the Corporation (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Corporation has adopted a stock option plan known as the RF Micro Devices, Inc. 1992 Incentive Stock Option Plan (the "Plan"), for the purpose of advancing the interests of the Corporation and its shareholders by
(i) securing or retaining the services of its Employees, (ii) promoting and increasing the personal interest of such Employees in the welfare of the Corporation and (iii) providing incentives to those Employees who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Corporation and aiding its continued growth and financial success; and

         WHEREAS, Optionee is now in the employment (as hereinafter defined) of the Corporation and the Corporation desires to have Optionee remain in such employment and to afford Optionee the opportunity to acquire or enlarge Optionee's stock ownership in the Corporation so that Optionee may have a direct proprietary interest in the Corporation's success;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Corporation grants to Optionee, during the five-year period commencing with the date of this Agreement and ______ __, ____ (hereinafter called the "Option Period"), the option to purchase from the Corporation from time to time, as herein more specifically stated (the "Option"), ____ shares of the Corporation's common stock (the "Common Stock") at a price of $____ per share, which Option may be exercised, in whole or in part, at any time and from time to time, commencing on the first day following the expiration of one year from the date hereof and terminating on the tenth anniversary of the grant of option.

         The option schedule is as follows:

                  (a) No shares from and after the date of grant and prior to the first anniversary date;

                  (b) ___ shares after the first anniversary date and prior to the second anniversary date;

                  (c) ___ shares after the second anniversary date and prior to the third anniversary date;

                  (d) ___ shares after the third anniversary date and prior to the fourth anniversary date;

                  (e) ___ shares after the fourth anniversary date and prior to the fifth anniversary date;

                  (f)      ___ shares after the fifth anniversary date.



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Except as otherwise provided in Section 11 hereof, no Option may be exercised later than ten years from the date the Option is granted.

         2. EXERCISE OF OPTION. The Option hereby granted shall be exercised by the Optionee by delivering to the Secretary of the Corporation, on any business day, a written notice signed by the Optionee or the Optionee's successor as described herein, specifying the whole number of shares the Optionee then desires to purchase. Payment in full of the Option Price of such shares must be made at the time the Option is exercised. Payment may be made in cash or by certified or official bank check payable to the order of the Corporation for an amount in U.S. dollars equal to the Option Price of such shares. Payment may also be made in shares of Common Stock of the Corporation previously held by the Optionee, whether or not such shares were acquired pursuant to the exercise or partial exercise of the Option or any other options, and whether or not a stock certificate for such shares shall have been received. Payment may also be made by combining cash and shares previously held. To the extent that shares previously held are used in making full or partial payment of the Option Price, each such share will be valued at the "fair market value" thereof as of the date of exercise. The "fair market value" of the Common Stock on a given date shall be determined in accordance with Article I of the Plan. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.

         Optionee agrees (i) not to distributee or resell any shares issued pursuant to the exercise of this Option in violation of the terms hereof, or the Securities Act of 1933, as amended, (ii) to indemnify and hold the Corporation harmless against all liability for any such violation, (iii) upon request to furnish a letter agreement in connection with any exercise of this Option which shall provide than he or she is purchasing the shares subject to this Option for investment and not for resale, and (iv) to accept a certificate representing shares of the Corporation bearing the following endorsement:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an option of counsel satisfactory to the Corporation and its counsel to the effect that the proposed transaction does not involve a violation of the Securities Act of 1933, as amended. The shares represented by this certificate are subject to an agreement between RF Micro Devices, Inc. and _____ _____ dated _____ __, 199_, which provides for certain restriction on transfer."

or such other appropriate endorsement regarding restrictions on resale as the Corporation may determine.

         3. EXERCISE AFTER TERMINATION. Upon termination of the Optionee's service as an employee of the Corporation for any reason, the Optionee or his personal representative may exercise this Option (to the extent that he was entitled to exercise it as of the date of said retirement or termination) at any time within thirty (30) days after said termination, but in no event after the expiration of ten years from the date such Option was granted.

         4. TRANSFER OF OPTION SHARES.

            (A) PERMITTED TRANSFERS. After exercise of the Option granted hereunder and any purchase of shares of Common Stock of the Corporation hereunder by the Optionee, the Optionee may transfer all or a portion of such shares to his spouse or children or to a trust for the benefit of the transferor, his spouse or children; provided, however, that as a condition to any such transfer, the transferee must agree in writing that he, his heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement as if such transferee were the Optionee hereunder.

           (B) RIGHTS OF FIRST REFUSAL.

                  (I) NOTICE. The Optionee (hereinafter referred to as the "Selling Shareholder") shall not sell any of the shares of Common Stock of the Corporation now or hereafter owned by him pursuant to exercise of

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the Option hereunder ("Option Shares") to any person, except as otherwise permitted by this Agreement, unless the Selling Shareholder shall first deliver to the Corporation a written notice (a "Notice") stating:

                           (1) that the Selling Shareholder has received a bona
                  fide offer from an offeror (the "Offeror") to purchase all or a portion of the Option Shares owned by the selling Shareholder and to assume the obligations of the Selling Shareholder under this Agreement with regard to the shares to be sold;

                           (2) the name and address of the Offeror;

                           (3) the number of the Option Shares which the Selling
                  Shareholder desires to sell;

                           (4) the price currently being offered to the Selling
                  Shareholder by the Offeror, including the terms of the payment and the other terms of such offer; and

                           (5) the proposed closing date of the transaction.

         Any such Notice stating a proposed closing date less than 120 days after the date of delivery of the Notice to the Company shall be null, void and of no effect.

                  (II) RIGHT OF CORPORATION TO PURCHASE. The Corporation shall have the right, within 90 days of receipt of a Notice from the Selling Shareholder, to purchase up to all of the Option Shares offered for sales and the Selling Shareholder shall sell such Option Shares to the Corporation at the price and upon the terms specified in the Notice. The Corporation shall promptly notify all shareholders of the Corporation in writing of its decision with regard to the Option Shares subject to the offer within 90 days after having received a Notice from the Selling Shareholder required under subsection 4(b)(i) above.

                  (III) RIGHT OF OTHER SHAREHOLDERS TO PURCHASE. In the event that the Corporation does not elect to purchase all the Option Shares offered, the other shareholders of the Corporation (the "Other Shareholders") shall have the right (pro rata according to their respective ownership interest in the Company on a fully diluted basis), within 30 days of the date of notice by the Corporation, to purchase among themselves the Option Shares subject to the offer. In the event that one or more of the Other Shareholders decline to purchase the Option Shares which they are entitled to purchase pursuant to this provision, the remaining Other Shareholders shall be entitled to purchase all or a portion of such Option Shares on a proportionate basis. The Other Shareholders must notify all parties to this Agreement in writing of their decision with regard to the Option Shares subject to the offer within 30 days after receipt of the notice from the corporation required pursuant to subsection 4(b)(ii) above.

                  (IV) SALE TO OFFEROR. If the Corporation and the Other Shareholders do not elect to purchase all of the offered Option Shares, the Selling Shareholder may, within a period of 120 days from the date the Notice was first delivered to the Corporation, sell to the Offeror the remaining Option Shares to which the Notice related at a price not less than the price stated in the Notice and upon terms, including terms of payment, stated therein. Before such sale shall be consummated, the Offeror shall have executed and delivered to the Corporation his agreement that the Offeror and the shares held by the Offeror shall be bound by the terms of this Agreement with respect to the transfer thereof to the same extent as if the Offeror had been an original party hereto. If such shares are not so sold to the Offeror within such 120 day period, such shares shall again become subject to all the restrictions of this Agreement.

           (C) CLOSING. The closing of the sale of the shares to the Corporation, the Other Shareholders and/or the Offeror pursuant to this Section 4 shall be held at the principal office of the Corporation on the date specified in the Notice and such sale shall be made at the price and upon the terms specified in the Notice.

           (D) PROHIBITED TRANSFERS VOID. Any purported transfer in violation of this Agreement shall be void and shall not transfer any interest or title to the purported transferee. The Corporation shall not be required to

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transfer on its books any shares sold or transferred in violation of any of the provisions set forth in the Agreement or to treat as owner of those shares or to pay dividends to any transferee to whom any of those shares shall have been sold or transferred.

         5. REPURCHASE RIGHTS.

                  (A) EVENTS OF SALE. The following events ("Events of Sale") shall be deemed to be an automatic offer by the Optionee or his representative to sell, and an automatic acceptance by the Corporation of such offer, with respect to all of the Option Shares then owned by the Optionee:

                           (i)      Death of the Optionee; or

                           (ii)     The Optionee becoming Disabled; or

                           (iii) Termination of the Optionee's employment with the Corporation for any reason.

                  (B) PURCHASE PRICE. The price at which each of the Option Shares of the Optionee shall be repurchased pursuant to this Section 5 shall be the fair market value of such shares on the date of the Event of Sale.

                  (C) PAYMENT TERMS. The purchase price determined in accordance with Section 5(b) hereof shall be paid as agreed by the parties, or in the absence of an agreement as follows: (i) 25% at closing, and (ii) the balance thereof by delivery of the purchasing party or parties' note. Such note shall bear interest at a rate of interest equal to 8% per annum, and shall be payable in quarterly installments of principal, with accrued interest, over a period not in excess of 3 years.

                  (D) CLOSING. The closing of the sale of the Option Shares of the Optionee to the Corporation pursuant to this Section 5 shall be held at the principal office of the Corporation within 90 days of the occurrence of an Event of Sale hereunder and such sale shall be made at the price and upon the terms determined in accordance with Sections 5(b) and 5(c) hereof.

                  (E) TERMINATION OF REPURCHASE RIGHTS. If the Corporation shall be completely liquidated, then any and all rights to repurchase the Option Shares hereunder (whether in effect or not) shall cease and terminate as of the date of adoption by the Board of Directors or shareholders of the Corporation of a plan of liquidation and the Optionee shall hold this Option Shares free of any and all such rights of repurchase.

         6. OPTIONEE. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term Optionee shall be deemed to include such estate, personal representative, beneficiary, guardian or legal representative.

         7. TRANSFER OF OPTION. This Option is not transferable by Optionee, and is exercisable during Optionee's lifetime only by Optionee. No assignment or transfer of this Option or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, which is inconsistent with this Section 7, shall vest in the assignee or transferee any interest or right herein whatsoever. Immediately upon any attempt to assign or transfer this Option in a manner inconsistent with this Section 7, this Option shall terminate and be of no force or effect.

         8. OPTIONEE NOT SHAREHOLDER. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares covered by this Option unless this Option shall have been exercised and the Option Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment.


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         9. NO EFFECT. Neither this Option nor this Agreement shall affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         10. ADJUSTMENT IN NUMBER OF SHARES. The shares with respect to which this Option is granted are shares of the Common Stock of the Corporation as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Corporation of all of the shares of Common Stock with respect to which this Option is granted, the Corporation shall effect a subdivision or consolidation of shares, or other capital readjustment, or the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to Option hereunder shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of such shares outstanding, the hereunder shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately increased.

         11. MERGER, ETC. After the merger of one or more corporations into the Corporation, any merger of the Corporation into another corporation, any consolidation of the Corporation and one or more other corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation's Common Stock, Optionee at the time of such Corporate reorganization shall, at no additional cost, be entitled, upon any exercise of this Option, to receive in lieu of the number of shares as to which this Option shall then be so exercised, the number and calls of shares of stock or other securities or such other property to which Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation Optionee had been a holder of record of a number of shares of Common Stock of the Corporation equal to the number of shares which then remain exercisable under this Option. Comparable rights shall accrue to Optionee in the event of successive mergers or consolidations of the character described above.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined b the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to this Option.

         In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation or (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation), then this Option shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the Option Price, and shall remain exercisable for the remaining term of the Option, regardless of whether such Option has been outstanding for six months or of any provision contained in this agreement limiting the exercisability of this Option or any portion thereof for a minimum time period to exercise, subject to all of the terms of the Plan and of this Agreement not inconsistent with this paragraph.

         Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation this Option shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), this Option shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in this Agreement limiting the exercisability of this Option or any portion

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thereof for a minimum time period prior to exercise, subject to all of the terms of the Plan and of this Agreement not inconsistent with this paragraph.

         12. FURTHER ACTIONS. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction, shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken; then the Corporation shall be under no obligation to take such action and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Optionee any consideration tendered in respect of the Option Price.

         13. DETERMINATION BY COMMITTEE. Subject to the provisions of Section 14 hereof, any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby.

         14. BOARD OF DIRECTORS. The Board of Directors of the Corporation shall have the right, in its absolute and uncontrolled discretion, to overrule or modify any determination or interpretation made by the Committee as contemplated by Sections 3 and 13 hereof, and in such event the determinations or interpretations by the Committee shall be final, binding and conclusive on all persons affected thereby.

         15. TERMINATION, AMENDMENT OF PLAN. The board of Directors at any time may terminate the Plan, and at any time and from time to time may amend or modify the Plan; provided, however, that among other things specified in the Plan, no such amendment shall, without the consent of the Optionee, reduce the amount of any benefit or adversely change the terms and conditions hereof.

         16. NOTICES. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation, at 7341-D West Friendly Avenue, Greensboro, North Carolina 27410, or at such other address as the Corporation, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Corporation or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.

         17. ISSUANCE OF SHARES. Shares of Common Stock issued pursuant to the exercise of this Option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as a disposition of such shares would satisfy the holding period requirements of Section 422A(a)(1) of the Internal Revenue Code of 1986, as amended.

         18. SUBJECT TO PLAN. This Agreement is subject to the terms and conditions contained in the Plan, a copy of which is attached hereto and incorporated herein by reference. All defined terms used herein which are not defined in this Agreement shall have the respective meanings ascribed to them in the Plan.

         19. THIRD PARTY BENEFICIARIES. The Other Shareholders are intended third party beneficiaries of this Agreement, and as such shall have the right to enforce the provisions of Section 4 hereof.

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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.



                                            RF MICRO DEVICES, INC.
ATTEST

                                            By:
-----------------------------------             ------------------------------
Powell T. Seymour, Secretary                    David A. Norbury, President

(CORPORATE SEAL)

                                                OPTIONEE:


                                                                        (SEAL)
                                                ------------------------


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                                  AMENDMENT
                                      TO
                            STOCK OPTION AGREEMENT

         THIS AMENDMENT, made and entered into as of the 15th day of May, 1997, by and between RF Micro Devices, Inc., a North Carolina corporation (the "Company"), as sponsor of the RF MIcro Devices, Inc. 1992 Stock Option Plan (the "Plan"), and the undersigned holder of an option or options awarded under the Plan (the "Optionee").

                              R E C I T A L S :

         The Optionee and the Company are parties to the following RF Micro Devices, Inc. Stock Option Agreements (the "Option Agreements"):

                  Date of
              Option Agreement                     No. of Shares
              ----------------                     -------------

              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________
              ________________                     _____________


         The parties desire to amend the Option Agreements to eliminate certain repurchase rights and rights of first refusal applicable to shares issued under the Option Agreements.

         NOW, THEREFORE, the Corporation and the Optionee hereby agree that the Option Agreements shall be amended by deleting Sections 4, 5 and 19 in their entirety and renumbering the remaining Sections and all references to such Sections accordingly.

         IN WITNESS WHEREOF, this Amendment has been executed by and on behalf of the parties hereto as of the day and year first above written.


                                     OPTIONEE:

                                     ________________________________________
                                     Name: ____________________________


                                     RF MICRO DEVICES, INC.

                                     By: ____________________________________
                                            Name: _____________________
                                            Title: ____________________